Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification Number.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Wally Jones
U.S. Bank National Association
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
(615) 251-0733
(Name, address and telephone number of agent for service)
PSYCHIATRIC SOLUTIONS, INC.
(Exact name of obligor as specified in its charter)

Delaware	23-2491707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6640 Carothers Parkway, Suite 500
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
Senior Debt Securities
Subordinated Debt Securities
(Title of the indenture securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification
SIGNATURE
Exhibit 6
Exhibit 7

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4.

Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

Attached hereto as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2009 published pursuant to law or the requirements of its supervising or examining authority.

Attached hereto as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, and State of Tennessee, on the 13th day of November, 2009.

By:	/s/ Donna L. Williams
Donna L. Williams
Vice President

By:	/s/ Connie Jaco Connie Jaco
Trust Officer

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 13, 2009

By:	/s/ Donna L. Williams
Donna L. Williams
Vice President

By:	/s/ Connie Jaco Connie Jaco
Trust Officer

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2009
($000’s)

9/30/2009
Assets
Cash and Balances Due From Depository Institutions	$5,280,939
Securities	40,563,378
Federal Funds	3,740,525
Loans & Lease Financing Receivables	179,125,128
Fixed Assets	4,619,442
Intangible Assets	12,762,329
Other Assets	13,851,241

Total Assets	$259,942,982

Liabilities
Deposits	$180,624,239
Fed Funds	10,951,345
Treasury Demand Notes	0
Trading Liabilities	469,006
Other Borrowed Money	28,305,774
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,311,437

Total Liabilities	$234,441,768

Equity
Minority Interest in Subsidiaries	$1,640,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,200,007

Total Equity Capital	$25,501,214

Total Liabilities and Equity Capital	$259,942,982
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Donna L. Williams Donna L. Williams
Vice President

Date:	November 13, 2009